UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 13, 2015

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of incorporation)

0-26272	59-2705336
(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(972) 241-4080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, Natural Health Trends Corp. (the "Company") is filing this Amendment No. 1 to its Form 8-K originally filed on May 14, 2015 that reported the voting results from the annual meeting of stockholders held on May 13, 2015, solely for the purpose of disclosing the Company's decision on the frequency of future stockholder votes on the compensation of the Company’s named executive officers. Except for the foregoing, this amendment does not modify or update any other disclosure contained in the original Form 8-K filing.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 13, 2015, the Company held its 2015 annual meeting of stockholders. Proposal Three asked that stockholders vote, on a non-binding basis, to recommend the frequency of future stockholder votes on the compensation of the Company’s named executive officers. These non-binding votes on executive compensation are periodic, non-binding stockholder votes to approve the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"). A plurality of shares voting at the 2015 annual meeting of stockholders voted, on a non-binding basis, in favor of a three-year frequency for future stockholder votes on the compensation of the Company’s named executive officers. Given the say-on-frequency voting results and the preference of the Board of Directors for a three-year frequency for voting, among other reasons, the Board has decided to include a vote on executive compensation in the Company's proxy materials every three years. As a result, the Company expects that a non-binding vote on executive compensation will be held every three years through 2021, when the next stockholder vote on the frequency of future non-binding stockholder votes on the compensation of the Company’s named executive officers is required under the Exchange Act.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 7, 2015

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson Senior Vice President and Chief Financial Officer